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                                                                     Exhibit 4.2

                             SECURFONE AMERICA, INC.


                        1997 DIRECTORS' STOCK OPTION PLAN



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                                TABLE OF CONTENTS

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1.       Purpose.....................................................................1

2.       Definitions.................................................................1

3.       Shares and Options..........................................................3

4.       Conditions for Grant of Options.............................................3

5.       Option Grants...............................................................3

6.       Exercise of Options.........................................................3

7.       Exercisability of Options...................................................4

8.       Termination of Option Period................................................4

9.       Adjustment of Shares........................................................4

10.      Transferability of Options..................................................5

11.      Administration of the Plan..................................................5

12.      Interpretation..............................................................5

13.      Amendment and Discontinuation of the Plan...................................6

14.      Effective Date and Termination Date.........................................6


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                             SECURFONE AMERICA, INC.
                        1997 DIRECTORS' STOCK OPTION PLAN
                                (August 27, 1997)

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         1. PURPOSE. The purpose of this Plan is to advance the interests of
SECURFONE AMERICA, INC., a Delaware corporation (the "Company"), by providing additional incentive to attract and retain qualified and competent Directors upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock in the Company.

         2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

                  (a) "BOARD" shall mean the Board of Directors of the Company.

                  (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "COMMITTEE" shall mean the stock option committee described in Section 11 hereof.

                  (d) "COMMON STOCK" shall mean the Company's Common Stock, par value $.001 per share.

                  (e) "DIRECTOR" shall mean a member of the Board.

                  (f) "DISINTERESTED PERSON" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan or any other stock option plan of the Company, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

                                (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

                               (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                              (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

                (g) "EFFECTIVE DATE" shall mean August 27, 1997.


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                (h) "FAIR MARKET VALUE" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

        If none of clauses (i), (ii) or (iii) is applicable, the Market Value per Share shall be the price at which one could reasonably expect a share of Common Stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Such Market Value shall be that which has currently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of Common Stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is publicly traded and which are engaged in similar businesses, the effect of transfer restrictions to which the Common Stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for the Common Stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. If the Market Value to be used was thus fixed more than sixteen months prior to the day as of which Market Value is being determined, it shall in any event be no less than the book value of the Common Stock at the end of the most recent period for which financial statements of the issuer are available.

                (i) "NON-STATUTORY STOCK OPTION" shall mean an Option which is not an incentive stock option as defined in Section 422 of the Code.

                (j) "OPTION" (when capitalized) shall mean any option granted under this Plan.

                (k) "OPTIONEE" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                (l) "PLAN" shall mean this Directors' Stock Option Plan for the Company.


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                (m) "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange
Act of 1934, as amended.

                (n) "SHARE(S)" shall mean a share or shares of the Common Stock.

        3. SHARES AND OPTIONS. Options may be granted under this Plan from time to time to purchase an aggregate of up to 250,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Each Option granted hereunder shall be a Non-Statutory Stock Option and shall clearly state that it is a Non-Statutory Stock Option.

        4. CONDITIONS FOR GRANT OF OPTIONS. Each Option shall be evidenced by a written agreement with such terms as are not inconsistent with this Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

        5. OPTION GRANTS. On the Effective Date Nicholas R. Wilson, Michael R. Lee, and Steven L. Wasserman will each receive an Option to purchase 50,000 shares of Common Stock, which Option will become exercisable in full on the first anniversary of the Option's grant. Each Director who is not a director on the Effective Date will receive, on the date of his or her initial election as a Director, an Option to purchase 50,000 shares of Common Stock, which Option will become exercisable in full on the first anniversary of the Option's grant; provided he or she remains a Director on such anniversary. No person shall receive an Option pursuant to this Section 5 more than once. The per share exercise price of all Options granted pursuant to this Section 5 will be equal to the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

        6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of an amount that is sufficient to satisfy all applicable Federal or state tax withholding requirements relating to exercise of the Option. The option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.


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        7. EXERCISABILITY OF OPTIONS. Each outstanding Option shall become immediately fully exercisable if:

          (a) there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

          (b) the stockholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

          (c) the stockholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

        8. TERMINATION OF OPTION PERIOD. The unexercised portion of any Option shall automatically and without notice terminate and become null and void on the earliest to occur of: (i) one year after the death of Optionee; (ii) six months after the date on which the Optionee ceases to be a Director for any reason other than death; or (iii) after the expiration of 10 years from the date of grant of the Option.

        9. ADJUSTMENT OF SHARES.

                (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                (b) Subject to the specific terms of any Option, the Committee shall make appropriate adjustment in the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when such adjustments become appropriate by reason of a corporate transaction described in Subsections 7(b) or (c) hereof.


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                (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

                (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

        10. TRANSFERABILITY OF OPTIONS. No Option shall be transferable by the Optionee other than by will or the laws of descent and distribution and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

        11. ADMINISTRATION OF THE PLAN.

                (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons, provided that the Committee shall not have any discretion with respect to the grant of Options to pursuant to this Plan. The Committee shall have all of the powers of the Board with respect to the Plan. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

                (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

                (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

        12. INTERPRETATION.

                (a) This Plan shall be governed by the internal substantive laws of the State of Delaware.

                (b) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

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                (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

        13. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 9, no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Notwithstanding anything herein to the contrary, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act, the provisions of this Plan which govern the number of Options to be awarded, the exercise price per share under each Option, when and under what circumstances Options will be granted and the period within which each Option may be exercised, shall not be amended more than once every six months (even with stockholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

        14. EFFECTIVE DATE AND TERMINATION DATE. Subject to approval of the Plan by the holders of a majority of the shares of Common Stock present at a duly called stockholders' meeting at which a quorum is present, the Plan shall be effective upon the Effective Date and shall terminate on the tenth anniversary of the Effective Date. If the Plan is not approved by the holders of a majority of the outstanding shares of Common Stock, the Plan shall be null and void.


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